Exhibit (g)(3)

State Street Bank and Trust Company

Lafayette Corporate Center

2 Avenue de Lafayette

Boston, Massachusetts 02111

Attn: Scott C. Ulrich, Vice President, LLC/3N

Re:	Custodian Services Agreement

Ladies and Gentlemen:

Reference is made to the Custodian Services Agreement, dated as of January 1, 2007 (as amended to date, the “Agreement”), by and among State Street Bank and Trust Company, a Massachusetts trust company, and certain registered management investment companies affiliated with Legg Mason, Inc.

Please be advised that Legg Mason Partners Equity Trust has established new series of shares to be known as Legg Mason Dynamic Multi-Strategy Fund (the “Fund”). In accordance with Section 13(d) of the Agreement, Legg Mason Partners Equity Trust hereby requests that your bank act as Custodian with respect to the Fund under the terms of the Agreement.

Attached as Exhibit A hereto is a replacement of “Exhibit A” to the Agreement, effective as of the date set forth below. The attached Exhibit A is marked to reflect the addition of the Fund.

Except to the extent expressly set forth herein, this letter shall not be deemed to otherwise amend or modify any term of the Agreement. Please sign below to evidence your consent and agreement to the above.

LEGG MASON PARTNERS EQUITY TRUST

By:
Name:
Title:

Consented and Agreed to:

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Michael F. Rogers
Title:	Executive Vice President

Effective Date:

1

Exhibit A

Legg Mason Partners Equity Trust

Legg Mason Batterymarch Global Equity Fund

Legg Mason Batterymarch S&P 500 Index Fund

Legg Mason Batterymarch U.S. Large Cap Equity Fund

Legg Mason Capital Management All Cap Fund

Legg Mason ClearBridge Aggressive Growth Fund

Legg Mason ClearBridge Appreciation Fund

Legg Mason ClearBridge Equity Fund

Legg Mason ClearBridge Equity Income Builder Fund

Legg Mason ClearBridge Fundamental All Cap Value Fund

Legg Mason ClearBridge Large Cap Growth Fund

Legg Mason ClearBridge Large Cap Value Fund

Legg Mason ClearBridge Mid Cap Core Fund

Legg Mason ClearBridge Mid Cap Growth Fund

Legg Mason ClearBridge Small Cap Growth Fund

Legg Mason ClearBridge Small Cap Value Fund

Legg Mason ClearBridge Tactical Diversified Income Fund (fka Legg Mason ClearBridge Diversified Large Cap Growth Fund)

Legg Mason Dynamic Multi-Strategy Fund

Legg Mason Esemplia Emerging Markets Equity Fund

Legg Mason Global Currents International All Cap Opportunity Fund

Legg Mason Global Currents International Small Cap Opportunity Fund

Legg Mason Investment Counsel Financial Services Fund

Legg Mason Investment Counsel Social Awareness Fund

Legg Mason Lifestyle Allocation 85%

Legg Mason Lifestyle Allocation 70%

Legg Mason Lifestyle Allocation 50%

Legg Mason Lifestyle Allocation 30%

Legg Mason Permal Tactical Allocation Fund

Legg Mason Target Retirement 2015

Legg Mason Target Retirement 2020

Legg Mason Target Retirement 2025

Legg Mason Target Retirement 2030

Legg Mason Target Retirement 2035

Legg Mason Target Retirement 2040

Legg Mason Target Retirement 2045

Legg Mason Target Retirement 2050

Legg Mason Target Retirement Fund

Legg Mason Partners Income Trust

Legg Mason Western Asset Adjustable Rate Income Fund

Legg Mason Western Asset California Municipals Fund

Legg Mason Western Asset Core Bond Fund

Legg Mason Western Asset Core Plus Bond Fund

Legg Mason Western Asset Corporate Bond Fund

Legg Mason Western Asset Global High Yield Bond Fund

Legg Mason Western Asset Global Inflation Management Fund

Legg Mason Western Asset Government Securities Fund

Legg Mason Western Asset High Income Fund

A-1

Legg Mason Western Asset Intermediate Maturity California Municipals Fund

Legg Mason Western Asset Intermediate Maturity New York Municipals Fund

Legg Mason Western Asset Intermediate-Term Municipals Fund

Legg Mason Western Asset Managed Municipals Fund

Legg Mason Western Asset Massachusetts Municipals Fund

Legg Mason Western Asset Municipal High Income Fund

Legg Mason Western Asset New Jersey Municipals Fund

Legg Mason Western Asset New York Municipals Fund

Legg Mason Western Asset Oregon Municipals Fund

Legg Mason Western Asset Pennsylvania Municipals Fund

Legg Mason Western Asset Short Duration Municipal Income Fund

Legg Mason Western Asset Short-Term Bond Fund

Legg Mason Western Asset Strategic Income Fund

Western Asset Emerging Markets Debt Portfolio

Western Asset Short Term Yield Fund

Legg Mason Partners Variable Equity Trust

Legg Mason ClearBridge Variable Aggressive Growth Portfolio

Legg Mason ClearBridge Variable Appreciation Portfolio

Legg Mason ClearBridge Variable Equity Income Builder Portfolio

Legg Mason ClearBridge Variable Fundamental All Cap Value Portfolio

Legg Mason ClearBridge Variable Large Cap Growth Portfolio

Legg Mason ClearBridge Variable Large Cap Value Portfolio

Legg Mason ClearBridge Variable Mid Cap Core Portfolio

Legg Mason ClearBridge Variable Small Cap Growth Portfolio

Legg Mason Dynamic Multi-Strategy VIT Portfolio

Legg Mason Investment Counsel Variable Social Awareness Portfolio

Legg Mason Variable Lifestyle Allocation 50%

Legg Mason Variable Lifestyle Allocation 70%

Legg Mason Variable Lifestyle Allocation 85%

Legg Mason Partners Variable Income Trust

Legg Mason Western Asset Variable Global High Yield Bond Portfolio

Legg Mason Western Asset Variable High Income Portfolio

Legg Mason Western Asset Variable Money Market Portfolio

Legg Mason Western Asset Variable Strategic Bond Portfolio

Legg Mason Partners Money Market Trust

Western Asset California Municipal Money Market Fund

Western Asset California Tax Free Money Market Fund

Western Asset Connecticut Municipal Money Market Fund

Western Asset Government Money Market Fund

Western Asset Liquid Reserves

Western Asset Massachusetts Municipal Money Market Fund

Western Asset Money Market Fund

Western Asset Municipal Money Market Fund

Western Asset New York Municipal Money Market Fund

Western Asset New York Tax Free Money Market Fund

Western Asset Tax Free Reserves

Western Asset U.S. Treasury Reserves

A-2

Legg Mason Partners Institutional Trust

Western Asset Institutional AMT Free Municipal Money Market Fund

Western Asset Institutional Cash Reserves

Western Asset Institutional Government Reserves

Western Asset Institutional Liquid Reserves

Western Asset Institutional Tax Free Reserves

Western Asset Institutional U.S. Treasury Reserves

SMASh Series C Fund

SMASh Series EC Fund

SMASh Series M Fund

Legg Mason Partners Premium Money Market Trust

Western Asset Premium Liquid Reserves

Western Asset Premium Tax Free Reserves

Western Asset Premium U.S. Treasury Reserves

Master Portfolio Trust

Government Portfolio

Liquid Reserves Portfolio

Prime Cash Reserves Portfolio

Short Term Yield Portfolio

Tax Free Reserves Portfolio

U.S. Treasury Reserves Portfolio

ClearBridge Energy MLP Fund Inc.

ClearBridge Energy MLP Opportunity Fund Inc.

Legg Mason BW Global Income Opportunities Fund Inc.

LMP Capital & Income Fund Inc.

LMP Corporate Loan Fund Inc.

LMP Real Estate Income Fund Inc.

Western Asset Emerging Markets Debt Fund Inc.

Western Asset Emerging Markets Income Fund Inc.

Western Asset Global Corporate Defined Opportunity Fund Inc.

Western Asset Global High Income Fund Inc.

Western Asset Global Partners Income Fund Inc.

Western Asset High Income Fund Inc.

Western Asset High Income Fund II Inc.

Western Asset High Income Opportunity Fund Inc.

Western Asset High Yield Defined Opportunity Fund, Inc.

Western Asset Inflation Management Fund Inc.

Western Asset Intermediate Muni Fund Inc.

Western Asset Investment Grade Defined Opportunity Trust Inc.

Western Asset Managed High Income Fund Inc.

Western Asset Managed Municipals Fund Inc.

Western Asset Mortgage Defined Opportunity Fund Inc.

Western Asset Municipal Defined Opportunity Trust Inc.

Western Asset Municipal High Income Fund Inc.

Western Asset Municipal Partners Fund Inc.

Western Asset Variable Rate Strategic Fund Inc.

Western Asset Worldwide Income Fund Inc.

A-3